                                                     Registration No. 333-______

    As filed with the Securities and Exchange Commission on January 12, 2001

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                            CITY NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                  95-4340340
 (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                  Identification No.)


                              CITY NATIONAL CENTER
                             400 NORTH ROXBURY DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6250
          (Address, including ZIP code, and telephone number, including area code, of Registrant's principal executive offices)


                             BARBARA S. POLSKY, ESQ.
                            CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                             400 NORTH ROXBURY DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6250
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE

                                                Proposed              Proposed
TITLE OF SHARES         Amount to Be        Maximum Offering      Maximum Aggregate         Amount of
TO BE REGISTERED         Registered        Price Per Share (1)    Offering Price(1)     Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock               65,429                $36.66              $2,398,627              $599.66
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) of Regulation C under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices per share on January 9, 2001 as reported on the New York Stock Exchange.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 9, 2001

                                   PROSPECTUS

                            CITY NATIONAL CORPORATION

                          65,429 SHARES OF COMMON STOCK

         This prospectus covers 65,429 shares of our Common Stock that the Selling Stockholders named in this prospectus may sell from time to time. The Selling Stockholders received these shares in our acquisition of Reed, Conner & Birdwell, Inc. on December 29, 2000. The registration of these shares does not necessarily mean that the Selling Stockholders will offer or sell the shares.

         The Selling Stockholders may sell their shares at various prices to be determined by the prevailing market price for our Common Stock or in negotiated transactions. We will not receive any proceeds from the sale of these shares.

         Our Common Stock is traded on the New York Stock Exchange and trades under the symbol "CYN". On January 9, 2001, the closing price of a share of our Common Stock on the New York Stock Exchange was $36.25.

                                 ---------------

         INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                 ---------------

         WE URGE YOU TO CAREFULLY READ THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                The date of this prospectus is January ___, 2001

                                TABLE OF CONTENTS

         Risk Factors  ....................................................3
         Forward Looking Information  .....................................4
         City National Corporation  .......................................4
         Use of Proceeds  .................................................4
         Selling Stockholders  ............................................5
         Plan of Distribution  ............................................5
         Legal Matters  ...................................................6
         Experts  .........................................................6
         Incorporation of Certain Documents by Reference  .................6
         Where You Can Find More Information  .............................7



         This prospectus and any accompanying prospectus supplement contain information you should consider when deciding whether to purchase shares of our Common Stock. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus, and the information we filed with the Securities and Exchange Commission and incorporated by reference in this prospectus, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                  RISK FACTORS

         You should consider carefully, in addition to the other information contained in this prospectus, the following factors before deciding to purchase shares of our Common Stock.

         AN ECONOMIC SLOWDOWN IN CALIFORNIA COULD HURT OUR BUSINESS. An economic slowdown in California could have the following consequences, any of which could hurt our business:

         *    Loan delinquencies may increase;

         *    Problem assets and foreclosures may increase;

         *    Demand for our products and services may decline; and

         * Collateral for loans made by us, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with our existing loans.

         CHANGES IN INTEREST RATES AFFECT OUR PROFITABILITY. Changes in prevailing rates may hurt our business. We derive our income mainly from the difference or "spread" between the interest earned on loans, securities, and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the wider the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can affect our income. In addition, interest rates affect how much money we can lend. For example, when interest rates rise, loan originations tend to decrease.

         SIGNIFICANT CHANGES IN BANKING LAWS OR REGULATIONS COULD MATERIALLY AFFECT OUR BUSINESS. The banking industry is subject to extensive federal and state regulations, and significant new laws or changes in, or repeals of, existing laws may cause results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects our credit conditions, primarily through open market operations in U.S. government securities, the discount rate for member bank borrowing, and bank reserve requirements. A material change in these conditions would have an impact on results.

         WE FACE STRONG COMPETITION FROM FINANCIAL SERVICE COMPANIES AND OTHER COMPANIES THAT OFFER BANKING SERVICES WHICH CAN HURT OUR BUSINESS. Increased competition in our market may result in reduced loans and deposits. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer the banking services that we offer in our service area. These competitors include national, regional and community banks. We also face competition from many other types of financial institutions, including, without limitation, savings and loans, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks, and other financial intermediaries. Recently passed legislation will make it easier for other types of financial institutions to compete with us.

         OUR RESULTS WOULD BE ADVERSELY AFFECTED IF WE SUFFERED HIGHER THAN EXPECTED LOSSES ON OUR LOANS. We assume risk from the possibility that losses will be sustained because borrowers, guarantors, and related parties may fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit policies, including establishing and reviewing the allowance for credit losses, that we believe are appropriate to minimize this risk. We assess the likelihood of nonperformance, track loan performance and diversify our credit portfolio. Those policies and procedures may not prevent unexpected losses that could adversely affect our results.

                           FORWARD LOOKING INFORMATION

         This prospectus includes forward-looking statements that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of management, and on information currently available to management. Forward-looking statements include information concerning possible or assumed future results of operations, and statements preceded by, followed by, or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions. For those statements, we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.

         Although management believes these forward-looking statements are reasonable, undue reliance should not be placed on the forward-looking statements. The forward-looking statements are based on current expectations. Actual results may differ materially from those currently expected or anticipated. We undertake no obligation to make any revisions to the forward-looking statements contained in this prospectus or the documents incorporated by reference in this prospectus or to update the forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results and shareholder values may differ materially from those expressed in these forward-looking statements. These results and values will be determined by a variety of factors, including those described in the section captioned "Risk Factors" above, which we cannot control or predict.

                            CITY NATIONAL CORPORATION

         City National Corporation is a bank holding company whose primary asset is the outstanding capital stock of City National Bank.

         City National Corporation, through City National Bank and its other subsidiaries, provides private and business banking, including investment and trust services. City National Bank operates 48 banking offices in California's Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Francisco, San Mateo, Santa Clara and Ventura counties. City National Bank's principal customer base consists of small- to middle-market companies with annual sales revenue of up to $250 million, entrepreneurs, professionals and affluent individuals. City National Bank typically serves customers seeking relationship banking, which it seeks to provide through a high level of personal service, tailored products and private banking teams. City National Bank offers a broad range of loans, deposit, cash management, international banking, and other products and services. Through City National Investments, City National Bank offers personal and employee benefit trust services, including 401(k) and defined benefit plans, manages investments for customers, and engages in securities sales and trading. City National Bank also manages mutual funds under the name of CNI Charter Funds.

         City National Corporation is a Delaware corporation with the principal executive offices located at City National Center, 400 North Roxbury Drive, Beverly Hills, California 90210, telephone number (310) 888-6000.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the Common Stock offered by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         All of the shares of Common Stock are being sold by the Selling Stockholders identified in the following table.

                                                                                                       Percent of
                                                                            Number of Shares       Outstanding Shares
                                                                              Owned if All            Owned if All
                            Number of Shares        Number of Shares        Shares Covered by       Shares Covered by
                             Covered by this          Owned as of            this Prospectus         this Prospectus
Selling Stockholder            Prospectus            January 9, 2001            Are Sold                Are Sold
---------------------------------------------------------------------------------------------------------------------
James P. Birdwell                17,970                  71,880                  53,910               less than 1%
Jeffrey Bronchick                47,459                  63,278                  15,819               less than 1%

         The Selling Stockholders acquired these shares in the merger of Reed, Conner & Birdwell, Inc. with CN Acquisition Corporation, a wholly-owned subsidiary of City National Corporation. We consummated this transaction under the Agreement of Merger and Plan of Reorganization, dated October 30, 2000, among City National Corporation, CN Acquisition Corporation, Reed, Conner & Birdwell, Inc. and the four principals of Reed, Conner & Birdwell, Inc., including the Selling Stockholders. The transaction was effective on December 29, 2000.

         We cannot state precisely the number of shares of Common Stock, or the percentage of the outstanding Common Stock, that the Selling Stockholders will hold after completion of this offering because the Selling Stockholders may offer all or only some of the Common Stock which they currently hold. However, Mr. Birdwell and Mr. Bronchick have agreed that, until after December 29, 2001, Mr. Birdwell will own at least 53,910 shares of Common Stock and Mr. Bronchick will own at least 15,819 shares of Common Stock.

         During the three years prior to the acquisition, neither Selling Stockholder had any position, office or other material relationship with City National Corporation. In connection with the acquisition, Mr. Birdwell entered into a three year employment agreement to serve as an Executive Vice President of a subsidiary of City National Corporation. Mr. Bronchick entered into a five year employment agreement to serve as an Executive Vice President and the Chief Investment Officer of the same subsidiary.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of any sales. The Selling Stockholders may sell shares in transactions on securities exchanges, such as the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. The Selling Stockholders may sell shares at market prices prevailing at the time of sale, at negotiated prices or at fixed prices, which may be changed. The Selling Stockholders sales may be in the form of one or more of the following transactions:

         - In ordinary brokers' transactions and in transactions in which a broker solicits purchasers;

         -    In transactions involving cross or block trades;

         - In transactions in which brokers or dealers purchase the shares as principal;

         - In transactions "at the market" to or through market makers in the Common Stock; or

         -    In privately negotiated transactions.

         We are not aware that either of the Selling Stockholders has entered into any agreement, arrangement or understanding with any brokers or dealers regarding the sale of the shares.

         If either of the Selling Stockholders use brokers, dealers or agents to sell any of his shares, the broker, dealer or agent may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder, the purchaser or both. The Selling Stockholders, and any brokers, dealers or agents that participate in the sale of the shares, may be considered "underwriters" within the meaning of the Securities Act. The Selling Stockholders therefore are subject to the prospectus delivery requirements of the Securities Act. Any compensation paid to brokers, dealers or agents that participate in the sale of the shares, and any profit they realize on the resale of the shares purchased by them, may be considered underwriting commissions or discounts within the meaning of the Securities Act. Neither we nor the Selling Stockholders can currently estimate the amount of any compensation that may be paid to, or realized by, any such brokers, dealers or agents.

         The Selling Stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to rules and regulations under the Securities Exchange Act, including Regulation M which may limit the timing of purchases and sales by the Selling Stockholders and such other persons. These rules and regulations may affect the marketability of the shares covered by this prospectus.

         We have agreed to pay the fees and expenses associated with the registration of this offering. We have also agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         In addition to selling their shares under this prospectus, the Selling Stockholders may also sell their shares in any other legally available manner.

                                  LEGAL MATTERS

         The validity of the Common Stock offered by this prospectus will be passed upon for City National Corporation by Barbara S. Polsky, Executive Vice President, General Counsel and Secretary of City National Corporation.

                                     EXPERTS

         The audited consolidated financial statements of City National Corporation as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement from City National Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by City National Corporation with the Securities and Exchange Commission are incorporated by reference into this prospectus:

(1) City National Corporation's Annual Report on Form 10-K for the year ended December 31, 1999;

(2) City National Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

(3) City National Corporation's Current Reports on Form 8-K dated January 13, 2000, April 13, 2000, July 13, 2000 and October 12, 2000.

         All documents filed by City National Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are expressly incorporated by reference into such documents). Requests for such copies should be made in writing to our Secretary at City National Center, 400 North Roxbury Drive, Beverly Hills, California 90210, or made by telephone at (310) 888-6379.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file periodic reports and other information with the Securities and Exchange Commission as required by the Securities Exchange Act. You may read or copy these reports and other information at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including City National Corporation, that file electronically with the Securities and Exchange Commission. The address of that internet site is http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus, including certain exhibits. You can obtain a copy of the registration statement from the Securities and Exchange Commission at the address listed above or at the Securities and Exchange Commission's internet site.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the offering are as follows:

                                                                                 Amount
                                                                               ----------
         Registration Fee Under Securities Act of 1933  ...................      $   600
         NASD Filing Fee  .................................................        *
         Blue Sky Fees and Expenses  ......................................        *
         Printing and Engraving Certificates  .............................        *
         Legal Fees and Expenses  .........................................          750
         Accounting Fees and Expense  .....................................        5,000
         Registrar and Transfer Agent Fees  ...............................        *
         Miscellaneous Expenses  ..........................................          100
                                                                               ----------
         TOTAL  ...........................................................      $ 6,450
                                                                               ==========

         * Not applicable or none.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes City National Corporation to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The City National Corporation By-laws provide for the indemnification of directors and officers to the maximum extend permitted by the Delaware General Corporation Law.

         In addition, the City National Corporation Certificate of Incorporation provides that City National Corporation shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and City National Corporation has entered into indemnification agreements with certain of its directors providing for additional indemnification. City National Corporation has policies of directors' and officers' liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this Registration Statement or are incorporated herein by reference.

EXHIBIT NO.      EXHIBIT
----------       ----------
    5            Opinion of Barbara S. Polsky, Executive Vice President, General
                 Counsel and Secretary of City National Corporation

    23.1         Consent of KPMG LLP

    23.2         Consent of Ms. Polsky (included within Exhibit 5)

    24 Power of Attorney is set forth on the signature page of this Registration Statement

ITEM 17. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of all such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, state of California, on January 9, 2001.

                                       CITY NATIONAL CORPORATION
                                       (Registrant)



                                       By: /s/ FRANK P. PEKNY
                                          --------------------------------------
                                           Frank P. Pekny
                                           Executive Vice President and
                                           Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Goldsmith, George H. Benter, Jr., Frank P. Pekny and Barbara S. Polsky and each of them, his or her attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

             Name                         Capacity                   Date


   /s/ GEORGE H. BENTER, JR.              Director            January  9, 2001
-------------------------------                                       ---
     George H. Benter, Jr.


     /s/ RICHARD L. BLOCH                 Director            January 10, 2001
-------------------------------                                       ----
       Richard L. Bloch


    /s/ STUART D. BUCHALTER               Director            January  9, 2001
-------------------------------                                       ---
      Stuart D. Buchalter


       /s/ EZUNIAL BURTS                  Director            January  9, 2001
-------------------------------                                       ---
         Ezunial Burts

     /s/ BRAM GOLDSMITH                   Director             January  9, 2001
-------------------------------                                        ---
       Bram Goldsmith


                                          Director
    /s/ RUSSELL GOLDSMITH                 Principal            January  9, 2001
-------------------------------       Executive Officer                ---
      Russell Goldsmith


     /s/ BARRY M. MEYER                   Director             January  9, 2001
-------------------------------                                        ---
       Barry M. Meyer


    /s/ MICHAEL L. MEYER                  Director             January  9, 2001
-------------------------------                                        ---
      Michael L. Meyer


/s/ CHARLES E. RICKERSHAUSER, JR.         Director             January  9, 2001
---------------------------------                                      ---
  Charles E. Rickershauser, Jr.



       /s/ EDWARD SANDERS                 Director             January  9, 2001
-------------------------------                                        ---
        Edward Sanders



    /s/ ANDREA L. VAN DE KAMP             Director             January  9, 2001
-------------------------------                                        ---
     Andrea L. Van de Kamp


     /s/ KENNETH ZIFFREN                  Director             January  9, 2001
-------------------------------                                        ---
       Kenneth Ziffren


      /s/ FRANK P. PEKNY                  Principal            January  9, 2001
-------------------------------        Financial Officer               ---
        Frank P. Pekny


     /s/ STEPHEN D. MCAVOY                Principal            January  9, 2001
-------------------------------        Accounting Officer              ---
       Stephen D. McAvoy

                                  EXHIBIT INDEX

EXHIBIT NO.      EXHIBIT
----------       ----------
    5            Opinion of Barbara S. Polsky, Executive Vice President, General
                 Counsel and Secretary of City National Corporation

    23.1         Consent of KPMG LLP

    23.2         Consent of Ms. Polsky (included within Exhibit 5)

    24 Power of Attorney is set forth on the signature page of this Registration Statement